Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Cablevision Systems of Corporation, and
         CSC Holdings, Inc.



         We consent to the incorporation by reference in the registration statement on Form S-8 of Cablevision Systems Corporation of our reports dated March 20, 1998, relating to the (i) consolidated balance sheet of Cablevision Systems Corporation and subsidiary as of December 31, 1997, and (ii) consolidated balance sheets of CSC Holdings, Inc. and subsidiaries as of December 31, 1997 and 1996 and the related consoldiated statements of operations, stockholders' deficiency and cash flows for each of the years in the three-year period ended December 31, 1997, and the related schedule, which reports appear in the December 31, 1997 annual report on Form 10-K of Cablevision Systems Corporation and CSC Holdings, Inc. and to the references to our firm under the heading "experts" in the prospectus.





                                                       /s/ KPMG Peat Marwick LLP

                                                       KPMG Peat Marwick LLP



Jericho, New York
April 2, 1998